SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2002 (December 2, 2002)

VARI-L COMPANY, INC.

(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

0-23866	06-0678347
(Commission File No.)	(IRS Employer Identification No.)

4895 Peoria Street
Denver, Colorado 80239
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 371-1560

Item 5. Other Events.
Item 7. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EX-2.1 Asset Purchase Agreement
EX-2.2 Form of Stockholder Support Agreement

Item 5. Other Events.

     On December 2, 2002, Vari-L Company, Inc. (“Vari-L”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among Vari-L, Sirenza Microdevices, Inc., a Delaware corporation (“Sirenza”) and Olin Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Sirenza (“Acquisition Sub”). Pursuant to the Asset Purchase Agreement, Acquisition Sub will acquire substantially all of the assets of Vari-L and assume specified liabilities of Vari-L for approximately $13.6 million in Sirenza common stock and cash and forgiveness of $1.4 million in secured loans currently owed to Sirenza by Vari-L (the “Acquisition”). The aggregate Sirenza common stock and cash proceeds noted above are subject to adjustment based on certain Vari-L working capital changes between September 30, 2002 and the closing date, and will be adjusted downward for any additional funds drawn by Vari-L on its existing secured loan facility with Sirenza. The net proceeds payable to Vari-L under the Asset Purchase Agreement will be paid in a ratio of fifty-five percent (55%) Sirenza common stock (valued at $1.44 per share) and forty-five percent (45%) cash. The Acquisition is anticipated to close in the first calendar quarter of 2003. It is also contemplated that Vari-L will wind up its operating business (the “Wind-Up”) following closing of the Acquisition, which Vari-L estimates may take approximately 14-15 months following the closing of the Acquisition. The consummation of the transactions contemplated by the Asset Purchase Agreement is subject to the approval of the stockholders of Vari-L, the effectiveness of a registration statement of Sirenza on Form S-4 as declared by the Securities and Exchange Commission and other customary closing conditions.

     Concurrently with the execution of the Asset Purchase Agreement, the directors and certain senior members of Vari-L’s management have entered into stockholder support agreements with Acquisition Sub and Vari-L, dated as of December 2, 2002 (the “Support Agreements”), and have delivered irrevocable proxies to Acquisition Sub, pursuant to which they have agreed to vote their Vari-L shares in favor of the approval and adoption of the Asset Purchase Agreement, the Wind-Up and related matters contemplated by the Asset Purchase Agreement.

     The summary of the transactions described above is qualified in its entirety by reference to the Asset Purchase Agreement and the form of Support Agreement, which are attached as exhibits hereto and incorporated by reference herein.

     This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. The forward-looking statements contained herein involve risks and uncertainties, including those relating to the possible inability to complete the Acquisition or the Wind-Up as scheduled, or at all, and to achieve the anticipated benefits of the Acquisition. Actual results and developments may differ materially from those described in this Report. For more information about Vari-L and risks arising when investing in or holding shares of Vari-L, investors are directed to Vari-L’s most recent filings with the Securities and Exchange Commission.

     All stockholders of Vari-L should read the proxy statement/prospectus concerning the Asset Purchase Agreement and the Wind-Up that will be filed with the SEC and mailed to Vari-L’s shareholders. The proxy statement/prospectus will contain important information that Vari-L stockholders should consider before making any decision regarding the Asset Purchase Agreement and the Wind-Up. Vari-L stockholders will be able to obtain the proxy statement/prospectus, as well as other filings containing information about Vari-L and Sirenza, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus will also be available, without charge, by contacting the Secretary of Vari-L.

1.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits. The following exhibit is being filed herewith.

2.1	Asset Purchase Agreement dated as of December 2, 2002, by and among Sirenza Microdevices, Inc., Olin Acquisition Corporation and Vari-L Company, Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to the Asset Purchase Agreement have been omitted. Vari-L agrees to furnish such exhibits supplementally to the Commission upon the request of the Commission.)

2.2	Form of Stockholder Support Agreement, dated as of December 2, 2002, among Olin Acquisition Corporation, Vari-L Company, Inc and each of Charles R. Bland, Sarah L. Booher, Robert C. Dixon, David A. Lisowski, Anthony B. Petrelli, David M. Risley, Gil Van Lunsen, Richard P. Dutkiewicz, Janice E. Hyland, Matthew Pope, Larry M. Romero, Tim Schamberger and Daniel J. Wilmot.

2.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VARI-L COMPANY, INC.

Dated: December 6, 2002	By:	/s/ Richard P. Dutkiewicz

Richard P. Dutkiewicz Vice President of Finance and Chief Financial Officer

3.

INDEX TO EXHIBITS

2.1	Asset Purchase Agreement dated as of December 2, 2002, by and among Sirenza Microdevices, Inc., Olin Acquisition Corporation and Vari-L Company, Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to the Asset Purchase Agreement have been omitted. Vari-L agrees to furnish such exhibits supplementally to the Commission upon the request of the Commission.)

2.2	Form of Stockholder Support Agreement, dated as of December 2, 2002, among Olin Acquisition Corporation, Vari-L Company, Inc and each of Charles R. Bland, Sarah L. Booher, Robert C. Dixon, David A. Lisowski, Anthony B. Petrelli, David M. Risley, Gil Van Lunsen, Richard P. Dutkiewicz, Janice E. Hyland, Matthew Pope, Larry M. Romero, Tim Schamberger and Daniel J. Wilmot.

4.